UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 3, 2008

(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5900 Lake Ellenor Drive, Orlando, Florida 32809

(Address of principal executive offices, including zip code)

(407) 245-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2008, the Board of Directors of Darden Restaurants, Inc. (the “Company”) increased the number of directors of the Company from 11 to 12, and elected Christopher J. (CJ) Fraleigh to serve as a director, all effective November 3, 2008, as further described in the press release dated November 3, 2008, entitled “Darden Restaurants, Inc. Announces New Board Member,” a copy of which is furnished herewith as Exhibit 99 to this Current Report on Form 8-K.

The Board determined that, in its judgment, Mr. Fraleigh satisfies the requirements for “independence” set forth in the Company’s Corporate Governance Guidelines and the applicable rules of the New York Stock Exchange. There were no arrangements or understandings pursuant to which Mr. Fraleigh was elected or any relationships or related transactions between the Company and Mr. Fraleigh of the type required to be disclosed under applicable Securities and Exchange Commission (“SEC”) rules. The Board has not yet determined the committees of the Board to which Mr. Fraleigh will be named. As a non-employee director, Mr. Fraleigh will receive the compensation under the Company’s Director Compensation Program described on pages 24-25 of the Company’s Proxy Statement filed with the SEC on August 4, 2008, the description of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99	Press Release dated November 3, 2008, entitled “Darden Restaurants, Inc. Announces New Board Member.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Paula J. Shives
Paula J. Shives Senior Vice President, General Counsel and Secretary

Date: November 3, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99	Press Release dated November 3, 2008 entitled “Darden Restaurants, Inc. Announces New Board Member.”

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